As filed with the Securities and Exchange Commission on March 19, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Gannett Co., Inc.
(Exact name of registrant as specified in its charter)
Delaware	38-3910250
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
7950 Jones Branch Drive
McLean, VA 22107-0910
(703) 854-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Polly Grunfeld Sack, Esq. General Counsel Gannett Co., Inc. 175 Sully’s Trail Pittsford, NY 14534 (585) 598-0032	Kayla E. Klos, Esq. Harter Secrest & Emery LLP 50 Fountain Plaza, Suite 1000 Buffalo, NY 14202 (716) 853-1616
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Copies of all communications, including communications sent to agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, par value $0.01 per share
Preferred stock, par value $0.01 per share
Depositary shares(3)
Warrants(3)
Purchase contracts(3)
Purchase units(3)
Units(3)(4)
(1)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices by us and/or selling securityholders.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a pay as you go basis.

(3)
Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units or represented by depositary shares.

(4)	Securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder.

PROSPECTUS

Gannett Co., Inc.
Common Stock, Preferred Stock, Depositary Shares, Warrants,
Purchase Contracts, Purchase Units, Units
The following are types of securities that we or the selling securityholders may offer, issue and sell from time to time, together or separately:
•	shares of our common stock, par value $0.01 per share (“common stock”);
•	shares of our preferred stock, par value $0.01 per share (“preferred stock”);
•	depositary shares;
•	warrants to purchase common stock, preferred stock, depositary shares or other securities or other rights;
•	purchase contracts to purchase certain of our securities;
•	purchase units; and
•	units comprised of one or more of the securities listed above.
Any of these securities may be offered by us or the selling securityholders together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described for you in an accompanying prospectus supplement.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide you with the specific terms of the securities to be offered in one or more supplements to this prospectus. The prospectus supplement will also describe the specific manner in which we or the selling securityholder will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section titled “Plan of Distribution” below. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
Selling securityholders, who will be named in a prospectus supplement, may offer and sell these securities from time to time in such amounts, at such prices and on such terms as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our securities by any selling securityholders. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “GCI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should consider the information under “Risk Factors” beginning on page 2 of this prospectus as well as the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 19, 2021.

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), using a shelf registration process. Under this process, we or selling securityholders may sell from time to time any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities that may be offered and the general manner in which we or selling securityholders will offer the securities. The specific terms of any securities to be offered and the manner in which they are offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
You should read both this prospectus and any accompanying prospectus supplement, the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, and the additional information described under the headings “Available Information” and “Incorporation of Certain Documents by Reference” before you make your investment decision.
All references to “we,” “our,” “us,” the “Company” and “Gannett” in this prospectus mean Gannett Co., Inc. and its consolidated subsidiaries, except where it is made clear that the term means only the parent company.
AVAILABLE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s website.

RISK FACTORS
Investing in our securities involves risk. See the “Risk Factors” section in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of certain factors that you should consider before investing in our securities. See “Incorporation of Certain Documents by Reference.”
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents that we file separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede information contained in or previously incorporated by reference into this prospectus. Any statement so updated or superseded will not be deemed, except as so updated or superseded, to constitute a part of this prospectus. The information contained on or that can be accessed through our website is not incorporated in, and is not part of, this prospectus or the registration statement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of the securities covered by this prospectus except that any information which is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:
•	Annual Report on Form 10-K for the year ended December 31, 2020, as filed on February 26, 2021 (the “2020 Form 10-K”);
•
The portions of our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed on April 28, 2020, which were incorporated by reference in our Annual Report on Form 10-K for the year ended December 19, 2019;

•	The Current Reports on Form 8-K filed on February 12, 2021, February 16, 2021, February 19, 2021, and February 26, 2021; and
•
The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January 28, 2014, including any subsequently filed amendments and reports updating such description (including Exhibit 4.7 to the 2020 Form 10-K).

You can request a copy of these filings at no cost, by writing or calling us at the following address:
Gannett Co., Inc.
7950 Jones Branch Drive
McLean, VA 22107-0910
Telephone: (703) 854-6000

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This prospectus and any prospectus supplement contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements reflect our current views regarding, among other things, our future growth, results of operations, performance, and business prospects and opportunities as well as other statements that are other than historical fact. Words such as “may,” “will,” “should,” “would,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “plan,” “target,” “project,” “estimate,” “believe,” “aim,” “could,” “predict” or other similar words or expressions are intended to identify such forward-looking statements.
Forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of known and unknown risks, uncertainties, and other factors that could lead to actual results materially different from those described in the forward-looking statements. We can give no assurance our expectations will be attained. Our actual results, liquidity, and financial condition may differ from the anticipated results, liquidity, and financial condition indicated in these forward-looking statements. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause our actual results to differ, possibly materially, from expectations or estimates reflected in such forward looking statements. As set forth more fully under the heading “Risk Factors” contained in Part I, Item 1A in our 2020 Form 10-K, which is incorporated by reference herein (as such risk factors may be updated from time to time in our public filings), factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:
•	Risks and uncertainties associated with the ongoing COVID-19 pandemic;
•	General economic and market conditions;
•	Economic conditions in the various regions of the United States (the “U.S.”), the United Kingdom (the “U.K.”), and other regions in which we operate our business;
•	The shift within the publishing industry from traditional print media to digital forms of publication;
•
Risks and uncertainties associated with our Digital Marketing Solutions segment, including its significant reliance on Google for media purchases, its international operations, and its ability to develop and gain market acceptance for new products or services;

•	Declining print advertising revenue and circulation subscribers;
•	Our ability to grow our digital marketing services initiatives, digital audience, and advertiser base;
•	Our ability to grow our business organically;
•	Variability in the exchange rate relative to the U.S. dollar of currencies in foreign jurisdictions in which we operate;
•	The risk that we may not realize the anticipated benefits of our acquisitions;
•	The availability and cost of capital for future investments;
•	Our indebtedness may restrict our operations and/or require us to dedicate a portion of cash flow from operations to payments associated with our debt;
•	Our current intention not to pay dividends and our ability to pay dividends consistent with prior practice or at all;
•	Our ability to reduce costs and expenses;
•
Risks and uncertainties associated with the termination of the Amended and Restated Management and Advisory Agreement, dated as of August 5, 2019 between us and FIG LLC and the transition from external management to self-management of the Company;

•	Our ability to remediate a material weakness in our internal control over financial reporting;
•	The competitive environment in which we operate; and
•	Our ability to recruit and retain key personnel, as well as any shortage of skilled or experienced employees, including journalists.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Factors, including those noted above, could cause our actual results to differ materially from those contained in any forward-looking statement.
We encourage you to read this prospectus, any prospectus supplement and the documents incorporated by reference in their entireties. In evaluating forward-looking statements, you should consider the discussion regarding risks and uncertainties under “Risk Factors” in this prospectus, in any prospectus supplement, and in our reports filed with the SEC. We caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except to the extent required by law, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

GANNETT CO., INC.
Our Company
We are a subscription-led and digitally focused media and marketing solutions company committed to empowering communities to thrive. We aim to be the premiere source for clarity, connections, and solutions within our communities. Our strategy is focused on driving audience growth and engagement by delivering deeper content experiences to our consumers, while offering the products and marketing expertise our advertisers desire. The execution of this strategy is expected to enable us to continue our evolution from a more traditional print media business to a digitally focused content platform.
Until November 19, 2019, our corporate name was New Media Investment Group Inc. (“New Media”) and Gannett Co., Inc. was a separate publicly traded company. On November 19, 2019, New Media completed its acquisition of Gannett Co., Inc. (which was renamed Gannett Media Corp. and is referred to as “Legacy Gannett”). In connection with the acquisition, New Media changed its name to Gannett Co., Inc. and assumed Legacy Gannett's ticker symbol “GCI” (having previously traded under “NEWM”).
Our current portfolio of media assets includes USA TODAY, local media organizations in 46 states in the U.S., and Newsquest, a wholly owned subsidiary operating in the U.K. with more than 120 local news media brands. Gannett also owns the digital marketing services companies ReachLocal, Inc., UpCurve, Inc., and WordStream, Inc., which are marketed under the LOCALiQ brand, and runs the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures.
Through USA TODAY, our local property network, and Newsquest, Gannett delivers high-quality, trusted content where and when consumers want to engage with it on virtually any device or platform. Additionally, the Company has strong relationships with hundreds of thousands of local and national businesses in both our U.S. and U.K. markets due to our large local and national sales forces and a robust advertising and digital marketing solutions product suite. The Company reports in two operating segments, Publishing and Digital Marketing Solutions, plus a corporate and other category.
Our executive offices are located at 7950 Jones Branch Drive, McLean, Virginia 22107-0910 and our telephone number is (703) 854-6000. Our web address is www.gannett.com. The information on or otherwise accessible through our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus or any other report or document we file with or furnish to the SEC.
USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of securities offered by us pursuant to this prospectus and the applicable prospectus supplement will be used for general corporate purposes. We will not receive any proceeds from sales of securities by selling securityholders.
DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our securities that we or selling securityholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not intended to be complete, does not describe every aspect of our securities, and is subject to, and qualified in its entirety by reference to, all the provisions of our amended and restated certificate of incorporation, as amended (the “Charter”), all the provisions of our amended and restated bylaws (the “Bylaws”), and the Section 382 Rights Agreement (the “Rights Agreement”), dated as of April 6, 2020, between us and American Stock Transfer & Trust Company LLC, as Rights Agent (the “Rights Agent”). We refer you to the Charter, Bylaws, and Rights Agreement, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.
Authorized Capitalization
Our authorized capital stock as of March 19, 2021 consists of (i) 2,000,000,000 shares of common stock and (ii) 300,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series designated by our board of directors (the “Board”), of which 150,000 shares have been designated as Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A preferred stock”).
Common Stock
Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our Charter and Bylaws provide that directors will be elected by a plurality vote.
Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our Board out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, and subject to any rights of holders of our preferred stock prior to distribution, including the Series A preferred stock.
Each share of our common stock includes a right to purchase from us one one-thousandth of a share of Series A preferred stock (a “Purchase Right”) at a price of $10.00 per one one-thousandth of a share of Series A preferred stock, subject to adjustment as provided in the Rights Agreement. Prior to the occurrence of certain events, the Purchase Rights will not be exercisable or trade separately from our common stock. The Purchase Rights have no value except as reflected in the market price of the shares of the common stock to which they are attached, and can be transferred only with the shares of common stock to which they are attached. Except for the Purchase Rights, holders of our common stock have no preemptive, subscription, redemption or conversion rights.
Preferred Stock
Our Board has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. Our Board has designated 150,000 shares of preferred stock as Series A preferred stock which will only be issued if the Purchase Rights are triggered, as discussed in further detail below. The remaining 150,000 shares of preferred stock are undesignated. The effect of issuing preferred stock could include, among other things, one or more of the following:
•	restricting dividends in respect of our common stock;
•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;
•	impairing the liquidation rights of our common stock; or
•	delaying or preventing a change of control of us.
We will include in a related prospectus supplement the terms of any series of preferred stock being offered. These terms may include some or all of the following:
•
the title of the series and the number of shares in the series, which our Board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	the price per share at which the preferred stock will be offered;
•
any dividend rate or rates or method of calculating the rates, the dates on which dividends may be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;
•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;
•	whether and the extent to which the series will be guaranteed;
•	any listing of the preferred stock being offered on any securities exchange;
•	whether interests in the shares of the series will be represented by depositary shares;
•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;
•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;
•
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the series.
Upon issuance, the shares of preferred stock will be fully paid and nonassessable. We are not required by the Delaware General Corporation Law (the “DGCL”), our Charter or our Bylaws to seek stockholder approval prior to any issuance of authorized but unissued stock and our Board does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law or the listing requirements of NYSE. As of the date of this prospectus, no shares of our preferred stock are outstanding.
Series A Preferred Stock
The Series A preferred stock is reserved for issuance in connection with the Purchase Rights pursuant to the Rights Agreement. Upon issuance, each holder of the Series A preferred stock will be entitled to a number of votes equal to 1,000 subject to adjustment (the “Adjustment Number”) as described in the Certificate of Designation of Series A preferred stock (the “Series A Certificate of Designation”), for each share of Series A preferred stock held on all matters submitted to a vote of stockholders. Our Series A Certificate of Designation and Bylaws provide that directors will be elected by a plurality vote. Because of the nature of the dividend, liquidation and voting rights of the Series A preferred stock, the value of one one-thousandth share of Series A preferred stock purchasable upon the exercise of each Purchase Right should approximate the value of one share of our common stock. The Series A preferred stock ranks junior to any other series of our preferred stock.
Subject to any preference rights of holders of any superior stock that we may issue in the future, and upon issuance of any Series A preferred stock, holders of our Series A preferred stock will be entitled to receive quarterly dividends, if any are declared by our Board out of legally available funds, equal to the greater of (i) $1.00 and (ii) the sum of (a) the Adjustment Number times the aggregate per share amount of all cash dividends and (b) the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of our common stock declared on the common stock since the immediately preceding quarterly dividend payment date or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series A preferred stock.
In the event of our liquidation, dissolution or winding up, the holders of our outstanding Series A preferred stock are entitled to receive an amount per share equal to the greater of (i) $1.00 plus any accrued and unpaid dividends and distributions thereon, and (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the common stock upon such liquidation, dissolution or winding up, prior to any distribution to holders of the common stock.
Holders of our Series A preferred stock have no preemptive, subscription, redemption or conversion rights.

There are currently no shares of Series A preferred stock issued and outstanding.
Description of our Purchase Rights
General
On April 6, 2020 (the “Effective Date”), we entered into the Rights Agreement pursuant to which we issued the Purchase Rights. The Rights Agreement is designed to prevent us from facing a substantial limitation on our ability to use our Tax Benefits (as defined in the Rights Agreement) to offset potential future income taxes for federal income tax purposes. Our ability to use our Tax Benefits would be substantially limited if we experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). A company generally experiences an ownership change if the percentage of its shares of stock owned by its “5-percent shareholders,” as defined in Section 382 of the Code, increases by more than 50 percentage points over a rolling three-year period. The Rights Agreement is intended to reduce the likelihood of an ownership change under Section 382 of the Code by deterring any Person (as defined in the Rights Agreement) or group of affiliated or associated Persons from acquiring Beneficial Ownership (as defined in the Rights Agreement) of 4.99% or more of the outstanding common stock.
Effectiveness
Upon and following the Effective Date, Purchase Rights were issued in respect of all outstanding shares of common stock on April 16, 2020 (the “Record Date”), and will be issued for all shares of common stock issued after the Record Date and until the earliest of (i) the Distribution Date (as defined below), (ii) the redemption of the Purchase Rights, or (iii) the expiration of the Purchase Rights, each as provided by, and subject to the terms described in, the Rights Agreement.
Distribution and Transfer of Purchase Rights; Distribution Date; Purchase Rights Certificates
Subject to certain exceptions specified in the Rights Agreement, the Purchase Rights will separate from the common stock and become exercisable following the earlier of (i) 10 business days from the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or such earlier date on which a majority of the Board becomes aware of the existence of an Acquiring Person, or (ii) such date (prior to such time as any person or group of affiliated persons becomes an Acquiring Person), if any, as may be determined by action of the Board, in its sole discretion, following the commencement of, or public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates, the “Distribution Date”). A person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring Beneficial Ownership of 4.99% or more of the outstanding shares of common stock, except in certain situations (including a person or group of affiliated or associated persons that currently has Beneficial Ownership of the outstanding shares of common stock in excess of such thresholds unless and until such person or group becomes the Beneficial Owner of a percentage of shares of common stock outstanding that exceeds by 0.5% or more the percentage of shares of common stock outstanding that such person or group owned as of the first public announcement of the adoption of the Rights Agreement).
The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Purchase Rights), the Purchase Rights will be transferred with and only with the common stock. Until the Distribution Date (or earlier redemption or expiration of the Purchase Rights), new common stock certificates issued after the Record Date upon transfer or new issuances of common stock will contain a legend incorporating the Rights Agreement by reference (and notice of such legend will be furnished to holders of book entry shares). Until the Distribution Date (or earlier redemption or expiration of the Purchase Rights), the surrender for transfer of any certificates for shares of common stock (or of any book entry shares of common stock) outstanding as of the Record Date, even without such legend (or notice of such legend) or a copy of the Summary of Rights, as provided in the Rights Agreement, will also constitute the transfer of the Purchase Rights associated with the shares of common stock represented by such certificate (or book entry). As soon as practicable following the Distribution Date, separate certificates evidencing the Purchase Rights (“Right Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Purchase Rights.
The Purchase Rights are not exercisable until the Distribution Date. The Purchase Rights will expire on the earliest of (i) April 5, 2023, (ii) the effective date of the repeal of Section 382 of the Code or any successor statute if the Board determines in its sole discretion that the Rights Agreement is no longer necessary or desirable for the preservation of net operating losses (“NOLs”) or other tax benefits, (iii) the first day of a taxable year of ours to which the Board determines in its sole discretion that no NOLs or other Tax Benefits may be carried forward, or (iv) the day following the certification of the voting results of our 2021 annual meeting of stockholders, or any adjournment thereof, if at or before such annual meeting or adjournment thereof, a proposal to approve the Rights Agreement has not been approved by stockholders, unless the Purchase Rights are earlier redeemed or exchanged by us, in each case as described below, or upon the occurrence of certain transactions.
Exempt Persons and Transactions
The Rights Agreement includes procedures whereby the Board will consider requests to exempt (i) any person or group (an “Exempt Person”) which would otherwise be an Acquiring Person, or (ii) any transaction (an “Exempt Transaction”) resulting in the Beneficial Ownership of common stock, prior to the consummation of such transaction, from the Acquiring Person trigger, in each case as determined by the Board in its sole discretion, provided that it shall only grant such an exemption if it determines in its sole discretion that such ownership would not reasonably be expected to jeopardize or endanger the availability of the NOLs or other tax benefits to us or if it otherwise determines that the exemption is in our best interests; provided further that, (A) in the case of an Exempt Person, if the Board later makes a contrary determination with respect to the effect of such person or group’s Beneficial Ownership with respect to the availability to us of its NOLs or other tax benefits, such person or group shall cease to be an Exempt Person, and (B) in the case of an Exempt Person or Exempt Transaction, the Board in its sole discretion may require the applicable person or group to make certain representations or undertakings, the violation or attempted violation of which will be subject to such consequences as the Board may determine in its sole discretion, including that such person or group shall become an Acquiring Person.
Flip-In Trigger
If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Purchase Right (other than Purchase Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will thereupon become null and void) will thereafter have the right to receive upon exercise of a Purchase Right that number of shares of common stock having a market value of two times the exercise price of the Purchase Right.
Flip-Over Trigger
If, after a person or group has become an Acquiring Person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Purchase Right (other than Purchase Rights beneficially owned by an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a Purchase Right that number of shares of common stock of the person with whom we have engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Purchase Right.
Exchange Provision
At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described above under “Flip-Over Trigger” or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of common stock, the Board may exchange the Purchase Rights (other than Purchase Rights owned by such Acquiring Person, its affiliates and associates and certain transferees thereof which will have become null and void), in whole or in part, for shares of common stock or Series A preferred stock (or a series of our preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of common stock, or a fractional share of Series A preferred stock (or other preferred stock) equivalent in value thereto, per Purchase Right.
Redemption of the Purchase Rights
At any time prior to the time any person or group becomes an Acquiring Person, the Board may redeem the Purchase Rights in whole, but not in part, at a price of $0.001 per Purchase Right (the “Redemption Price”) payable, at our option, in cash, shares of common stock, or such other form of consideration as the Board determines in its sole discretion. The redemption of the Purchase Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Purchase Rights, the right to exercise the Purchase Rights will terminate and the only right of the holders of Purchase Rights will be to receive the Redemption Price.
Amendment of Terms of Rights Agreement
For so long as the Purchase Rights are then redeemable, we may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Purchase Rights are no longer redeemable, we may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Purchase Rights (other than an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof).
Voting Rights; Other Stockholder Rights
Until a Purchase Right is exercised or exchanged, the holder will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends.
Anti-Dilution Provisions
The purchase price payable, and the number of shares of Series A preferred stock or other securities or property issuable, upon exercise of the Purchase Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A preferred stock, (ii) upon the grant to holders of the Series A preferred stock of certain rights or warrants to subscribe for or purchase Series A preferred stock at a price, or securities convertible into Series A preferred stock with a conversion price, less than the then-current market price of the Series A preferred stock, or (iii) upon the distribution to holders of the Series A preferred stock of evidences of indebtedness or assets (other than regular periodic cash dividends or dividends payable in Series A preferred stock) or of subscription rights or warrants (other than those referred to in (ii) above).
The number of outstanding Purchase Rights is subject to adjustment in the event of a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date.
Anti-Takeover Effects of Delaware Law, the Charter, the Bylaws and the Rights Agreement
The following is a summary of certain provisions of our Charter, and Bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval, except to the extent such approval is required by law or the listing requirements of the NYSE, the exchange on which our common stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Pursuant to our Charter, shares of our preferred stock may be issued from time to time, and the Board is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “Preferred Stock” above.
Delaware Business Combination Statute
We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Our Charter provides that Section 203 of the DGCL, as amended, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203 of the DGCL, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.
Other Provisions of the Charter and Bylaws
Our Charter and Bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders then issued and outstanding.
Ability of our Stockholders to Act and Advance Notice Bylaws
Our Charter and Bylaws do not permit our stockholders to call special stockholders’ meetings. Our Bylaws provide that any stockholder who wishes to bring business before a meeting of our stockholders, or to nominate candidates for election as directors at a meeting of our stockholders, must deliver advance notice of their proposals and nominations to us before the meeting pursuant to procedures specified within the Bylaws.
Forum Selection Clause
Under our Charter, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Charter or Bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine.
The Purchase Rights
The Purchase Rights have anti-takeover effects. If the Purchase Rights are exercised, shares of Series A preferred stock will be issued, which will cause significant dilution to an Acquiring Person that attempts to acquire us on terms not approved by our Board. The Purchase Rights should not interfere with any merger or other business combination approved by our Board since the Purchase Rights may be amended to permit such acquisition or be redeemed by us at the Redemption Price at any time prior to the time that a person or group becomes an Acquiring Person. For more information about the Purchase Rights, see “Description of Our Purchase Rights.”
Limitations on Liability and Indemnification of Directors and Officers
Our Charter and Bylaws provide for the indemnification of our directors and officers to the fullest extent authorized or permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. Our Charter additionally provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption from liability or limitation is not permitted under the DGCL. These limitations on liability and indemnification may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty, and may reduce the likelihood of derivative litigation against directors or officers, even though such an action, if successful, might otherwise benefit us and our stockholders.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent and Registrar
The registrar and transfer agent for our common stock is American Stock Transfer and Trust Company, LLC.
Listing
Our common stock is listed on the NYSE under the symbol “GCI.”

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. Depositary shares may be evidenced by depositary receipts issued pursuant to the related deposit agreement. Additional information regarding any depositary shares we may offer, the series of preferred stock represented by those depositary shares and the related deposit agreement will be set forth in the applicable prospectus supplement.
DESCRIPTION OF WARRANTS
We may issue warrants, in one or more series, to purchase equity securities. Each warrant will entitle the holder to purchase for cash the amount of equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. In addition to this summary and the relevant prospectus supplement, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants. These terms may include some or all of the following:
•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;
•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right expires;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our equity securities and is not entitled to any payments on any equity securities issuable upon exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts for the purchase or sale of the securities described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, the securities specified in the applicable prospectus supplement at a specified price or prices, which may be based on a formula, all as set forth in the applicable prospectus supplement. The purchase contracts may be issued separately or as part of units consisting of other securities described in the applicable prospectus supplement, which we refer to herein as purchase units. Additional information regarding any purchase contracts or purchase units we may offer will be set forth in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus, in any combination. Additional information regarding any units that we may offer will be set forth in the applicable prospectus supplement. Any prospectus supplement related to any particular units will describe, among other things, the following:
•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; and
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
SELLING SECURITYHOLDERS
Information about selling securityholders, if any, will be set forth in a prospectus supplement, in a post-effective amendment, or in other filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or the selling securityholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options.
In addition, the manner in which we or the selling securityholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:
•	on a national securities exchange;
•	in the over-the-counter market; or
•	in transactions other than on an exchange or in the over-the-counter market, or in combination.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange or markets on which the securities may be listed; and
•	other material terms of the offering.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
In addition to selling securities under this prospectus, a selling securityholder may:
•	transfer its securities in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its securities under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or
•	sell its securities by any other legally available means.
The securities described in this prospectus may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The securities may be sold directly by us or the selling securityholders, or through agents designated by us or the selling securityholders, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or the selling securityholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
Some of the underwriters, dealers or agents used by us or the selling securityholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements that may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses. Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving securities and might be in excess of customary commissions.

The applicable prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers or sales of the securities or the distribution of this prospectus and the applicable prospectus supplement in specified jurisdictions outside the United States.
Any underwriters to which offered securities are sold by us or the selling securityholders for public offering and sale may make a market in such securities, however those underwriters will not be obligated to do so and may discontinue any market making at any time.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with applicable law. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. The underwriters are not required to engage in any of these activities, and if commenced, the underwriters may discontinue any of these activities at any time. An underwriter may carry out these transactions on the NYSE or any other organized market where the securities may be traded.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In an underwritten offering of securities, the underwriters will expect to deliver the securities against payment therefor on or about a date that will be specified on the cover page of the applicable prospectus supplement.
This prospectus and an applicable prospectus supplement may be made available in electronic format on the internet sites of, or through online services maintained by, any of the underwriters, dealers, agents and selling group members participating in connection with any offering of securities or by one or more of their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent, selling group member or affiliate thereof, prospective investors may be allowed to place orders for the purchase of securities online. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.
Other than this prospectus and an applicable prospectus supplement in electronic format, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s website and any information contained in any other website maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements, or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any of the underwriters, dealers, agents or selling group members in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.
We will identify our, or any selling securityholder’s, specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

LEGAL MATTERS
In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Harter Secrest & Emery LLP, Buffalo, New York, as more particularly set forth in the applicable opinion. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Gannett Co., Inc. (the Company) appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that the Company did not maintain effective internal control over financial reporting as of December 31, 2020, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:
Securities and Exchange Commission Registration Fee	$ *
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Printing Expenses	**
Blue Sky Fees and Expenses	**
Transfer Agent and Registrar Fees and Expenses	**
Rating Agency Fees and Expenses	**
Miscellaneous	**
Total	$ **
*	Deferred in reliance on Rules 456(b) and 457(r) of the Securities Act, as amended.
**	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
Item 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, negligently or willfully authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (1) such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (2) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.
Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.
The Company’s amended and restated certificate of incorporation states that no director shall be personally liable to the Company or any of the Company’s stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it exists or may be amended. A director is also not exempt from liability for any transaction from which he or she derived an improper personal benefit, or for violations of Section 174 of the DGCL. To the maximum extent permitted under Section 145 of the DGCL, the Company’s amended and restated certificate of incorporation authorizes the Company to indemnify any and all persons whom we have the power to indemnify under the law.
The Company’s amended and restated bylaws provide that the Company will indemnify, to the fullest extent permitted by the DGCL, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. However, such indemnification is permitted only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Indemnification is authorized on a case-by-case basis by (1) the Company’s Board of Directors by a majority vote of disinterested directors, (2) a committee of the disinterested directors, (3) independent legal counsel in a written opinion if (1) and (2) are not available, or if disinterested directors so direct, or (4) the stockholders. Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on the Company’s behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay the Company if it is later determined that he or she is not entitled to indemnification.
The Company has entered into separate indemnification agreements with its directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the Company’s amended and restated certificate of incorporation and amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s amended and restated certificate of incorporation and amended and restated bylaws.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.	EXHIBITS.
A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated into this Item 16 by reference.
Item 17.	UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)
insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of Underwriting Agreement, Common Stock
1.2*	Form of Underwriting Agreement, Preferred Stock
1.3*	Form of Underwriting Agreement, Depositary Shares
1.4*	Form of Underwriting Agreement, Warrants
1.5*	Form of Underwriting Agreement, Purchase Contracts
1.6*	Form of Underwriting Agreement, Purchase Units
1.7*	Form of Underwriting Agreement, Units
2.1
Agreement and Plan of Merger, dated as of August 5, 2019, by and among New Media Investment Group Inc., Gannett Co., Inc., Arctic Holdings LLC and Arctic Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed August 6, 2019)

2.2
First Amendment to Agreement and Plan of Merger, dated as of October 29, 2019, by and among New Media Investment Group Inc., Gannett Co., Inc., Arctic Holdings LLC and Arctic Acquisition Corp (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed October 30, 2019)

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed August 2, 2018)
3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed November 20, 2019)

3.3
Certificate of Designation of Series A Junior Participating Preferred Stock of Gannett Co., Inc (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed April 7, 2020)

3.4	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed November 20, 2019)
4.1
Section 382 Rights Agreement, dated as of April 6, 2020, by and between Gannett Co., Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed April 7, 2020)

4.2*	Form of Certificate of Designation of Preferred Stock
4.3*	Form of Certificate of Gannett Co., Inc. Preferred Stock
4.4*	Form of Depository Share Agreement
4.5*	Form of Depository Certificate
4.6*	Form of Warrant Agreement
4.7*	Form of Warrant Certificate
4.8*	Form of Purchase Contract Agreement
4.9*	Form of Purchase Unit
4.10*	Form of Unit Agreement
4.11*	Form of Unit Certificate
5.1**	Opinion of Harter Secrest & Emery LLP as to legality
23.1**	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)
23.2**	Consent of Ernst & Young LLP independent registered public accounting firm
24.1**	Power of Attorney (included on signature page)
*	To be filed by post-effective amendment or as an exhibit to a document to be incorporated herein by reference.
**	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on March 19, 2021.
GANNETT CO., INC.

By:	/s/ Michael E. Reed
Michael E. Reed
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Gannett Co., Inc. whose signature appears below constitutes and appoints Michael E. Reed and Polly Grunfeld Sack, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments (including post-effective amendments and supplements) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent may deem necessary or advisable to be done or performed in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 19, 2021.
Signature	Title	Date

/s/ Michael E. Reed	Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2021
Michael E. Reed

/s/ Douglas E. Horne	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 19, 2021
Douglas E. Horne

/s/ Vinayak R. Hegde	Director	March 19, 2021
Vinayak R. Hegde

/s/ Theodore P. Janulis	Director	March 19, 2021
Theodore P. Janulis

/s/ John Jeffry Louis	Director	March 19, 2021
John Jeffry Louis

/s/ Maria Miller	Director	March 19, 2021
Maria Miller

/s/ Debra Sandler	Director	March 19, 2021
Debra Sandler

/s/ Kevin Sheehan	Director	March 19, 2021
Kevin Sheehan

Signature	Title	Date

/s/ Laurence Tarica	Director	March 19, 2021
Laurence Tarica

/s/ Barbara Wall	Director	March 19, 2021
Barbara Wall